EXHIBIT 10.42
PROMISSORY NOTE

$5,300,000	Tucson, Arizona
July 10, 2002
FOR VALUE RECEIVED, the undersigned, CRESTLINE INVESTMENTS, L.L.C., an Arizona limited liability company (hereinafter called “Maker”), promises to pay to the order of THRIVENT FINANCIAL FOR LUTHERANS, a Wisconsin corporation (hereinafter called “Holder”), by preauthorized Automated Clearinghouse transaction (“ACH”) or such other reasonable method as Holder directs, to its account at Bank One, Milwaukee, Wisconsin, Attention: Thrivent Financial for Lutherans, Account No. 510100001 (Thrivent Loan No. 86070), or at such other place as Holder may from time to time designate in writing, the principal sum of FIVE MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($5,300,000.00) plus interest calculated on a daily basis (based on a 360-day year) from the date that Holder disburses the principal sum on the principal balance from time to time outstanding as hereinafter provided, principal, interest and all other sums payable hereunder to be paid in lawful money of the United States of America as follows:
A.	Initially, interest shall accrue at the rate of 6.25% per annum.

B.	All interest accruing during the period commencing on the date of this Promissory Note (this “Note”) through and including the fourteenth (14th) day of July, 2002, shall be due and payable on the date of this Note; such interest payment shall be deducted by Holder from the commitment fee delivered to Holder by Maker. Thereafter, interest and principal shall be due and payable in consecutive, equal monthly installments of Thirty- Four Thousand Nine Hundred Sixty-Three and No/100 Dollars ($34,963.00) each, commencing on the fifteenth (15th) day of August, 2002 (hereinafter the “Commencement Date”) and continuing on the fifteenth (15th) day of each and every month thereafter until this Note shall be paid in full or until the interest rate is reset pursuant to Paragraph C.

C.	Holder has the option, upon ninety (90) days prior written notice, to increase or decrease the interest rate at the end of the third loan year, at the end of the sixth loan year and at the end of the ninth loan year (each a “Reset Date”). Holder may, on any Reset Date, reset the interest rate to Holder’s then-current interest rate for similar loans. In the event Holder elects to exercise its option to reset the interest rate on any Reset Date, the principal and interest payment shall be recalculated by Holder based on the principal balance outstanding on the Reset Date and an amortization period calculated by subtracting the number of months elapsed under this Note from 300. Payments will be due in the amount calculated by Holder commencing on the next regularly scheduled payment date and on the fifteenth (15th) day of each and every month thereafter until this Note shall be paid in full or until the interest rate is reset on a subsequent Reset Date pursuant to this paragraph.
05-115863.03
Promissory Note
Crestline Investments, L.L.C.
Tucson, Arizona
Thrivent Loan No. 86070

D.	If not sooner paid, the entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable hereunder shall be due and payable in full on the fifteenth (15th) day of July, 2027.
Maker agrees to an effective rate of interest that is the rate stated above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid in connection with this Note.
If any payment required under this Note is not paid when due, then, at the option of Holder, Maker shall pay a “late charge” equal to the greater of three percent (3%) of the amount of that payment or Five Hundred and No/100 Dollars ($500.00), to compensate Holder for administrative expenses and other costs of delinquent payments. This late charge may be assessed without notice, shall be immediately due and payable or, at the option of Holder, added to principal, and shall be in addition to all other rights and remedies available to Holder.
Acceptance by Holder of any payment which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of Holder’s right to demand payment of the balance due, or any other rights of the Holder at that time or any subsequent time.
All payments on this Note shall be applied first to the payment of any costs, fees or other charges incurred in connection with the indebtedness evidenced hereby, next to the payment of accrued interest and then to the reduction of the principal balance.
This Note is secured by, among other things, a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (“Deed of Trust”) of even date herewith, executed by Maker, as trustor, in favor of the Holder, as beneficiary, encumbering property situate in Pima County, Arizona. Such Deed of Trust and all other documents or instruments securing the indebtedness evidenced by this Note or executed or delivered in connection with the indebtedness evidenced by this Note are hereinafter called the “Loan Documents.” If Holder is made a party to any litigation by reason of this Note or any of the Loan Documents, Maker agrees to pay all expenses of Holder and such expenses shall bear interest at the rate of fifteen percent (15%) from the date such expenses are actually paid by Holder. Maker specifically waives trial by jury for any matter involving this Note or the Loan Documents.
Time is of the essence of this Note.
Upon the occurrence of any of the following events (“Events of Default”), Holder may, at its sole option, to be exercised at any time thereafter, with notice to Maker of such option being hereby expressly waived, declare the entire unpaid principal balance of this Note and all unpaid, accrued interest thereon, immediately due and payable:
(a)	The failure of Maker to make any payment of principal and/or interest on this Note within ten (10) days of its due date;

(b)	The failure of Maker to comply with any provisions, obligations, or other representations contained in this Note or any of the Loan Documents and such failure is not cured by the performance so required, and the remediation of any consequences the delay in such
05-115863.03
Promissory Note
Crestline Investments, L.L.C.
Tucson, Arizona
Thrivent Loan No. 86070

performance may have caused, within fifteen (15) days after notice of such failure is given to Maker, provided, however, any failure shall be deemed an Event of Default upon the occurrence thereof (for which no notice shall be required and no cure period shall be available to Maker) if such failure (i) is the third (3rd) to occur within any period of twelve (12) consecutive months (and notice of the first two (2) failures has been sent to Maker), regardless of whether the same or different failures are involved and notwithstanding that Maker may have cured within any applicable cure period any previous failures occurring within such twelve (12) month period, or (ii) in the reasonable discretion of Holder, constitutes or creates a clear and present emergency or threat to property described in the Deed of Trust or the lien or security interest created in any of the Loan Documents. In the event the fifteen (15) days cure period applies to a failure under this subparagraph (b) and such failure cannot, in the sole discretion of Holder, reasonably be cured within said fifteen (15) day period, Maker shall have an additional thirty (30) days to cure such failure so long as Maker is diligently pursuing said cure. In no event shall the cure period exceed the total of forty-five (45) days.
The failure of Holder to exercise the foregoing option or any other right or remedy available hereunder, under any Loan Document, at law, or in equity, shall not constitute a waiver of, or impair, the right to exercise said option or any other right or remedy in the event of any continuing or subsequent such failure.
After maturity of any installment of the Note (and such failure to pay such installment continues for ten (10) days) or after maturity of this Note, including maturity upon acceleration, the amount of the installment or the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder, as applicable, shall bear interest, until paid at the rate of fifteen percent (15%) from and after maturity until paid. Maker shall pay all costs and expenses, including actual and reasonable attorneys’ fees and court costs, incurred in the collection or enforcement of all or any part of this Note. All such costs and expenses shall be secured by the Deed of Trust and by all other Loan Documents. In the event of a dispute between Maker and Holder regarding the interpretation of the Note or the Loan Documents the prevailing party shall be entitled to court costs and reasonable attorneys’ fees incurred resolving the interpretation and such court costs and attorneys’ fees shall be set by the court and not by jury (trial by jury being waived) and shall be included in any judgment.
Notwithstanding the above, Maker agrees that in the Event of Default, followed by acceleration of the maturity of this Note, a tender of an amount necessary to satisfy the entire indebtedness shall be deemed a voluntary prepayment, and to the extent permitted by law, shall include the following prepayment privilege fee; provided further that if such tender occurs during the (i) loan year one through the first six months of the second loan year; (ii) loan year four through the first six months of the fifth loan year; (iii) loan year seven through the first six months of the eighth loan year; and (iv) loan year ten through the first six months of the eleventh loan year, Maker shall pay a prepayment fee equal to the greater of (i) eight percent (8%) of the outstanding principal balance or (ii) the amount prepaid times the privilege rate (defined below). A loan year is each twelve (12) month period starting one month prior to the Commencement Date.
05-115863.03
Promissory Note
Crestline Investments, L.L.C.
Tucson, Arizona
Thrivent Loan No. 86070

Except as provided below, Maker shall have no right to prepay the principal balance of this Note during (i) loan year one through the first six months of the second loan year; (ii) loan year four through the first six months of the fifth loan year; (iii) loan year seven through the first six months of the eighth loan year; and (iv) loan year ten through the first six months of the eleventh loan year (the “Prohibited Prepayment Periods”). Commencing with the (a) last six months of the second loan year through the first nine months of the third loan year; (b) last six months of the fifth loan year through the first nine months of the sixth loan year; (c) last six months of the eighth loan year through the first nine months of the ninth loan year; and (d) last six months of the eleventh loan year through the first nine months of the twelfth loan year (each a “premium prepayment period”), Maker shall have the right, following the giving of not less than sixty (60) days prior written notice to Holder, to prepay all (and not less than all) of the then outstanding principal balance of this Note, together with all interest accrued, but unpaid thereon to the date of prepayment, plus a premium equal to the greater of (i) one percent (1%) of the outstanding principal balance of this Note or (ii) the amount prepaid times the privilege rate. The privilege rate shall be equal to the product obtained by taking the difference between (1) six and one-quarter percent (6.25%) or the interest rate in effect at the time of such calculation in the event that Holder has exercised its option to reset the interest rate and (2) the market yield of U.S. Treasury issues as quoted daily in The Wall Street Journal which have the closest maturity date (month and year) to the date this Note can be prepaid at par and multiplying this difference by the remaining term of the premium prepayment period (the remaining term to be expressed as a fraction equal to the number of days remaining in the premium prepayment period over 365). The prepayment privilege fee will be reduced to a present value on a per period basis discounted at the above Treasury issues rate. During the last three months of (A) the third loan year; (B) the sixth loan year; (C) the ninth loan year; and (D) the twelfth loan year, Maker shall have the right to prepay this Note in full, upon sixty (60) days prior written notice to Holder, without premium.
UPON AT LEAST SIX (6) MONTHS PRIOR WRITTEN NOTICE, HOLDER HAS THE OPTION TO DECLARE THE ENTIRE UNPAID PRINCIPAL BALANCE OF THE NOTE AND ALL UNPAID, ACCRUED INTEREST THEREON, IMMEDIATELY DUE AND PAYABLE AT THE END OF THE TWELFTH (12TH) LOAN YEAR OR ANY TIME THEREAFTER.
Enforcement of Maker’s liability hereunder shall be limited to the secured property, and any other collateral Holder may hold to secure payment of this Note, and Holder shall not be entitled to seek or obtain any deficiency judgment against Maker, except that Maker shall be and remain fully personally liable for the following:
(i)	tenant security deposits with respect to each lease to the extent not used to satisfy tenant arrearages of rent or to satisfy damages caused by tenant default;

(ii)	rents paid more than one (1) month in advance of its due date;

(iii)	rents and other similar sums received by Maker from the secured property after Maker has failed to pay Holder any sum then due and payable or after an Event of Default unless applied to (A) normal and necessary operating expenses of the secured property or (B) the indebtedness evidenced by this Note (It is understood and agreed that all revenues
05-115863.03
Promissory Note
Crestline Investments, L.L.C.
Tucson, Arizona
Thrivent Loan No. 86070

derived from the secured property are to be held by Maker as a trust fund to be used first for the payments due under this Note and the then due and payable legitimate operating expenses of the secured property and only after such payments shall the revenues be used for Maker’s personal use and/or distribution.);

(iv)	insurance or condemnation proceeds used for purposes other than those set forth in Section 5 of the Deed of Trust, or as otherwise approved in writing by Holder;

(v)	amounts necessary to pay taxes, assessments or any other charges by a governmental entity which are a lien upon the secured property at the time Holder takes actual possession of the secured property or has a receiver appointed;

(vi)	amounts necessary to pay any construction lien, mechanics’ liens, materialmen’s liens or similar type lien against the secured property arising out of the acts or omissions of Maker, provided, however, that Maker shall have the right to contest the amount or validity of any such lien, by appropriate legal proceedings if: (x) the legal proceedings shall operate to prevent the collection of such lien and (y) Maker shall deposit with Holder or with the appropriate court or other governmental authority or title insurance company satisfactory to Holder an amount, with such subsequent additions thereto as may be necessary or sufficient in Holder’s opinion to pay such liens, together with all estimated interest and penalties in connection therewith;

(vii)	taxes and fees required to be paid to any government entity for the transfer of title;

(viii)	damages suffered by Holder due to material misrepresentation or waste committed by Maker, its agents or employees; and

(ix)	all actual and reasonable attorneys’ fees and other costs (including interest accrued as provided herein on any delinquent payments) incurred by Holder in order to recover from Maker any amounts for which Maker remains personally liable as provided in subparagraphs (i) through (viii) above.
Further, Maker shall remain personally liable for the prompt payment of the Loan, to the extent of the then outstanding principal amount of the Loan, plus accrued but unpaid interest thereon and any other sums due pursuant to this Note or the Loan Documents, and actual and reasonable attorneys’ fees and all other costs of collection, upon the occurrence of any of the following:
(i)	Maker used fraud to induce Holder to make the Loan evidenced by this Note;

(ii)	Holder is prevented from acquiring title to the secured property following an Event of Default and Holder is unsuccessful in collecting on any title insurance policy that it holds in connection with the secured property because of forfeiture of Maker’s title under federal, state or local laws;

(iii)	Maker voluntarily files a petition or commences any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any member of Maker files an involuntary petition against Maker;
05-115863.03
Promissory Note
Crestline Investments, L.L.C.
Tucson, Arizona
Thrivent Loan No. 86070

(iv)	There is an unconsented transfer of interest in the secured property as defined in Section 6.4 of the Deed of Trust.
Maker, sureties, guarantors and endorsers hereof: (a) agree to be jointly and severally bound, (b) severally waive any homestead or exemption right against said debt, (c) severally waive demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note, (d) consent that Holder may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, at the request of any other person primarily liable hereon, and such consent shall not alter nor diminish the liability of any person, and (e) agree that Holder may setoff at any time any sums or property owed to any of them by Holder.
This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of the Holder hereof, and any subsequent holders of this Note, and their successors and assigns.
All notices required or permitted in connection with this Note shall be given at the place and in the manner provided in the Deed of Trust for the giving of notices.
In the event of any inconsistency between the provisions of this Note and those of the Loan Documents, the provisions of this Note shall control over those of the Loan Documents.
This Note shall in all respects be governed and construed in accordance with the laws of the State of Arizona. Venue shall be appropriate only in Tucson, Arizona. The Maker recognizes that a Court may find that certain provisions of this Note may test and/or exceed the limits imposed by law with respect to notice and/or waivers of rights. However, the Maker intends for the law to be interpreted as broadly as possible to support the enforcement of this Note in accordance with its terms. If any provision of this Note is found by a court of law to be illegal, unenforceable, or contrary to public policy, then it is the intent of Maker that such provision be given force to the fullest possible extent permitted by law, and that the remainder of the Note be construed as if such illegal provision were not contained therein, and that the rights, obligations, and interests of Maker and Holder under the remainder of the Note shall continue in full force and effect. For example, if from any circumstances whatsoever, fulfillment of any provision in this Note or the Loan Documents, would result in an amount paid or agreed to be paid which exceeds the highest lawful rate permissible under applicable usury laws, then the obligation to be fulfilled shall be reduced to the limit of such validity, and if Holder shall receive as interest an amount which would exceed the highest lawful rate, such amount shall be applied to the reduction of the unpaid principal balance due hereunder in the inverse order of maturity without the application of a prepayment privilege fee, and not to the payment of interest.
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05-115863.03
Promissory Note
Crestline Investments, L.L.C.
Tucson, Arizona
Thrivent Loan No. 86070

IN WITNESS WHEREOF, these presents are executed as of the date first written above.

CRESTLINE INVESTMENTS, L.L.C.,
an Arizona limited liability company

By: Name: Its:	/s/ Alvin Kivel Alvin Kivel Manager
05-115863.03
Promissory Note
Crestline Investments, L.L.C.
Tucson, Arizona
Thrivent Loan No. 86070